UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2021

META FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CASH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

MetaBank Nonqualified Deferred Compensation Plan

On May 15, 2021, the Board of Directors (the “Board”) of MetaBank, National Association (the “Bank”), a wholly owned subsidiary of Meta Financial Group, Inc. (the “Company”) approved and adopted a Nonqualified Deferred Compensation Plan (the “NQDCP”), effective July 1, 2021. To strengthen and unify benefit offerings, the Bank has replaced its Amended and Restated Supplemental Employees’ Investment Plan for Salaried Employees (the “BEP”) with the NQDCP. The NQDCP constitutes an unfunded, nonqualified deferred compensation plan that provides deferred compensation benefits for a select group of management and highly compensated employees and allows the Bank the opportunity to continue to attract and retain new talent which includes the Company’s named executive officers.

Pursuant to the term of the NQDCP, the Company and/or its affiliates make discretionary credits to participants’ accounts for any year. The credits are fully vested when credited to the participant’s account. The Company’s aggregate obligation under the NQDCP at any given time is equal to the sum of participants’ aggregate account balances at such time under the NQDCP. Participants’ accounts increase or decrease based on the hypothetical investment of the account balances in one or more investment funds and are credited and debited in accordance with the actual financial performance of such funds. Participants elect the investment funds in which their accounts are hypothetically invested. Participants are entitled to receive distribution of their vested accounts generally upon a termination of employment (including by reason of disability or death) in the form of a lump sum or in annual installments over a term not to exceed ten years. Distributions due to death or disability do not have the option of annual installments.

The foregoing summary of the NQDCP does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Adoption Agreement and Plan Document, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Suspension of Contributions to Amended and Restated Supplemental Employees’ Investment Plan for Salaried Employees

Also on May 15, 2021, the Board of the Bank approved and adopted an amendment (the “BEP Amendment”) to the BEP, in which the Company’s named executive officers participate, effective June 30, 2021. The amendment will suspend contributions to accounts under the BEP for any plan year beginning on and after September 30, 2021. There were no other changes to the BEP.

The foregoing summary of the BEP Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the BEP Amendment, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Executive Nonqualified Deferred Compensation Plan Adoption Agreement.
10.2	Executive Nonqualified Deferred Compensation Plan Document.
10.3	First Amendment to the MetaBank, National Association Amended and Restated Supplemental Employees’ Investment Plan for Salaried Employees.
104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

Date: May 20, 2021	By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President and Chief Financial Officer